EXHIBIT 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of Neurologix, Inc., a Delaware corporation (the “Company”), for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of John E. Mordock and Marc L. Panoff, in the capacities set forth below, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13 or 15(d) of the Securities
Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company

/s/ John E. Mordock
August 15, 2007	John E. Mordock President and Chief Executive Officer (as Principal Executive Officer)

/s/ Marc L. Panoff
August 15, 2007	Marc L. Panoff Chief Financial Officer, Secretary and Treasurer (as Principal Accounting Officer/Principal Financial Officer)

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.